Exhibit 10.6

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Dear Mr. Matsumoto,

Find here below our storage and handling Contract regarding EuroTank Amsterdam BV terminal.

1.	Contract number

Gasoil storage agreement dated 15 August 2009

Please note the following exception:

C0173 and H4305 are available from 1 September 2009

When earlier available, we will inform you accordingly.

2.	Client

Vitol SA.

28, Boulevard du Pont d’Arve

1205 Geneva Switzerland

Referred to as “Client”

3.	Contract limitations

Please note that the Contract is subject to approval of the customer that presently uses the tanks.

4.	Storage period

The Contract is for a minimum period of three (3) years starting on 15 August 2009 until 14 August 2012. Please note that the starting date is subject to the Contract limitations.

The Client has an option to renew the Contract to be declared at least nine (9) months before the end of the first Contract period. Both parties will have to mutually agree on the new terms and conditions not later than three (3) months before the end of the first Contract period.

5.	Products specifications

SDS, REACH number and products specifications will be made available prior to first delivery and for each delivery.

Products will be delivered into parcels of minimum 500 Mt each Gasoil products (K3) will arrive undyed and with a color not more than 3.0 NPA

6.	Storage Company and storage location

EuroTank Amsterdam BV

Van Riebeeckhavenweg, 9

1041 AD Amsterdam

The Netherlands

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Referred to as “Company”

Draft restrictions	: Ref. Appendix 1
Opening hours of the terminal	: Ref. Appendix 1

7.	Contractual Capacity

Shell capacity of 78,861M3, split in 8 tanks.

Product will be stored on a dedicated basis

Tank	Shell capacity (M3)	Usable capacity before maintenance (M3)	Usable capacity after maintenance (M3)	Previous cargo	Material
C0108	6288	6084	6084	Gasoil	Mild steel
C0173	21903	19422	19422	Gasoline	Mild steel
H4305	8453	7281	7935	Gasoline	Mild Steel
H4307	8447	7273	7942	Gasoline	Mild Steel
H4309	8446	7285	7946	Gasoline	Mild Steel
H8304	8440	7286	7986	Gasoil	Mild Steel
H8306	8430	7291	7982	Gasoil	Mild steel
H8308	8454	7291	7983	Gasoil	Mild steel

Total	78.861	69.213	73.280

Please note that the tank numbers in H43 and H83 pit might change during the storage agreement.

8.	Means of delivery

Reception         ex seagoing vessel, barge or pumping over

Redelivery        into seagoing vessel, barge, or pumping over

9.	Infrastructure

Tanks: situated on the Riebeeckhavenweg site (H tanks) site and Benzolweg site (C tanks).

Gasoil can be transferred via channel line to the tanks within Gasoil Contract dated 1 September 2008.

Channel line: Max. 300 / 350 m3 pumping capacity per hour.

1 channel line is dedicated to gasoil products.

10.	Rates (in Euros)

a.	Tank rental	€[***]

	Tank rental from 15 August 2010	€[***]

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Tank rental rate includes:

• Delivery from seagoing vessel and barge (minimum parcel size 500 Mt)

• Redelivery into seagoing vessel and barge (minimum parcel size 500 Mt)

• Storage during the period

Standard customs documentation on ship’s departure at terminal (B/L, AAD, T1, timesheet and document receipt)

• [***] free throughputs in M3 at 15 CD per period of [***]

• Free pumping over within these contractual tanks up to [***] free throughputs in M3 at 15 CD per period of [***].

b.	Additional Throughput Surcharge, per M3 at 15 CD

	Throughput over [***] times upto [***] times	€	[***]

	Throughput over [***] times upto [***] times	€	[***]

	Throughput over [***] times	€	[***]

Charged at the end of each Calendar year on the difference, expressed in M3 at 15 CD between the actual throughput and the free throughputs mentioned in paragraph 10 a.

c.	Surcharge for pumping over ex shore tank into shore tank, per M3 at 15 CD

	Throughput over [***] times upto [***] times	€	[***]

	Throughput over [***] times	€	[***]

Charged at the end of each Calendar year on the difference, expressed in M3 at 15 CD between the actual pumping over and the free pumping overs mentioned in paragraph 10 a.

d.	Homogenizing of shore tank, with a minimum of [***] hours, per hour	€	[***]

I.e. circulation or blowing. Blowing is not possible on tanks with a floating roof.

e.	Board-a-board Surcharge (BaB) per M3 at 15 CD	€	[***]

In case of support of third party, these costs will be charged to the Client plus [***]%.

f.	Handling of additives, per batch per tank	€	[***]

Circulation and/or homogenizing is charged as mentioned in 10 d

No storage facilities at the Company for additives.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In case of support of third party, these costs will be charged to the Client plus [***]%.

g.	Additional services	€[***]

Supply of e.g. Certificate of Origin, EUR1, Form A, INF3, ATR

h.	Water on board

In case water on board or in tank after discharge, water will be drained, removed and disposed. The actual cost with a surcharge of [***]% for coordination, handling and administration costs will be charged to the Client.

i.	Dyeing

Adding of dye can only be performed on board of a ship and not in tank or line of the terminal.

All rates exclude:

VAT and any other taxes, levies, fees, quay dues, port charges, heating, product insurance, supply of nitrogen or lead paid to third parties, including Port Authorities, Customs Authorities, Ship’s representative and Cargo representative.

11.	Tank cleaning

Tanks are clean and prepared for clean products prior to commencement of the Contract. Tanks have to be cleaned by the expiry date of the Contract. Costs involved in cleaning the tanks in preparation for the next service (i.e. suitable for Gasoil or other products) and the disposal of wastes if any are to the Client’s account. A copy invoice of the cleaning company will be attached to our invoice with a surcharge of [***]% for coordination and administration costs.

12.	Contractual loss

Contractual loss during Operations and Storage will be actual loss as determined after unloading/loading operations.

13.	Rates/conditions are exclusively for the client

The client is not authorised to cede or subcontract the Contractual Capacity as well as any right granted by this Contract without the Terminal prior written approval.

In case the Client wishes to sub-lease one or more of the contracted tanks it must request the Company to do so on its behalf. In this case the Company shall at its discretion approach potentially interested parties and negotiate a sub-lease Contract acceptable to the Client for the tank and period agreed with the Client provided that (i) the Client remains fully responsible for the performance of the sublease Contract and especially the payment of the above mentioned contractual

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

rates (art. 10), (ii) the sub lease termination date is always earlier than the termination date of the present Contract and (iii) the sub lease does not comprise any option to renew or extend or increase the duration or the capacity or any conditions referred to in the sub lease agreement.

14.	Index / escalation clause

Per the 1st of January of each year, for the first time following the starting date of the Contract, above mentioned tariffs will increase with the percentage based on the Dutch Consumer Price Index figure (CPI) and defined by the Dutch Bureau of Statistics (CBS) reflecting the inflation figure in The Netherlands.

15.	Invoicing and payment:

Rental fee will be invoiced once per month; invoices will be issued at the beginning of each calendar month, in advance. Handling, excess throughput, deviations in product flow and/or other services rendered will be invoiced soonest upon expiry of the month in which the respective service was rendered.

Invoices are payable in the currency as invoiced and within 15 days after the date of invoice and before final lifting of product.

16.	General terms and conditions:

The General Conditions for Tankstorage in The Netherlands (Votob) and the Votob jetty conditions, latest editions, shall be applicable unless mentioned different in this Contract. We assume a copy is already in your possession, In case you need an additional copy please contact our office. The conditions are also retrievable at www.votob.nl.

17.	Modification of the General Conditions

The provisions set forth in the Contract may be modified by a decision of the Terminal in accordance with technical, safety, environmental or legal requirements. In this case the Terminal shall endeavour to give to the client at least three months notice, except in the event of urgency in particular regarding safety and environmental issues.

By exception to the above mentioned Votob conditions the parties agree that in case any storage capacity of the Client becomes unavailable due to maintenance or repairs undertaken by the Company, the tank rental rate mentioned in article 10.a will be [***] during the unavailable period (period will be computed in full days).

18.	Equity Clause

In the event of unexpected, heavy changes in exploitation costs, or important disruption of the general economy, or any duty or tax not already included, the parties to this Contract will meet to discuss the necessity of modifying part or all of the conditions of this Contract.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19.	Law and jurisdiction:

Dutch law and English language will govern the present Contract.

For every dispute not settled amicably the only qualified jurisdiction will be Rotterdam courts

EuroTank Amsterdam BV	Vitol SA

Mr. Frank Schaper

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1

Jetties

Jetty No.	Draught (feet) (1)
Jetty 1 small coasters	37.3
Jetty 3 barges	25
Jetty 5 vessels / barges	40
Jetty 7 vessels / barges	40
Jetty 9 barges	36.7
Jetty 10 barges	26
Jetty 11 vessels	35
Jetty 12 vessels / barges	45
Jetty 13 barges	12
Jetty 14 vessels	45
Jetty 16 barges	18
Jetty 17 barges	18

1 - Above stated draughts are general figures. Contact the local harbour authorities for the latest draught restrictions.

2 - Above mentioned berths may not be all available for the operations of the customer as they depend on the pipelines arrangment. Contact customer service for precise information.

3 - Max length of barges is 135 m.

Surveying

Before loading and unloading of vessels the Client must appoint an independent surveying company. When failing to do so the Terminal may nominate one, on behalf of the Client and all costs plus [***]% will be for account of and invoiced to the Client.

Working hours and overtime:

For operations the Terminal is working on a 365/7/24 basis

For emergency please contact key-personnel at below stated phone numbers.

Emergency contact details Key-personnel:

CS manager	: Martine de Beer
E-mail	: mlb@eta.vtti.com
Tel	: +31 (0)20 587 2135
Mobile	: +31 (0)6 23897646

HSE coordinator:	: Roelof Zeilmaker
E-mail	: rzl@eta.vtti.com
Tel	: +31 (0)20 587 2156
Mobile	: +31 (0)6 2171 1473

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.